                                                     EXHIBIT 99.1

NVIDIA REPORTS OPERATING RESULTS FOR SECOND QUARTER FISCAL YEAR 2005

SANTA CLARA, CA. – August 5, 2004 – NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the second quarter of fiscal 2005 ended July 25, 2004.

For the second quarter of fiscal 2005, revenue was $456.1 million, compared to $459.8 million for the second quarter of fiscal 2004.  Net income for the second quarter of fiscal 2005 was $5.1 million, or $0.03 per diluted share, compared to net income of $24.2 million, or $0.14 per diluted share, for the second quarter of fiscal 2004.

Revenue for the six months ended July 25, 2004 was $928.0 million, compared to revenue of $864.8 million for the six months ended July 27, 2003. Net income for the six months ended July 25, 2004 was $26.5 million, or $0.15 per diluted share, compared to net income of $43.9 million, or $0.26 per diluted share, for the six months ended July 27, 2003.

“Q2 was challenging and disappointing as the desktop GPU segment declined significantly as a result of several unusual market events,” stated Jen-Hsun Huang, president and CEO of NVIDIA. “A major highlight, however, was shipping significant volumes of our GeForceTM 6800, the industry’s first Shader Model 3.0 GPU. We have once again taken the technology lead with GeForce 6 and are aggressively driving it deeper into the mainstream and value desktop, notebook and professional business segments. Our bold strategy to bring a fundamentally new architecture to the PCI Express transition has resulted in winning key design wins in each segment.”

Second Quarter Fiscal 2005 Highlights

  NVIDIA launched volume production of its desktop GeForce 6800 family, which includes the 6800 Ultra, 6800 GT and 6800. The GeForce 6800 Ultra and GT were recently named the recommended GPUs for id Software’s Doom 3TM, regarded as one of the most highly-anticipated PC games in history.
  NVIDIA announced SLITM, or Scalable Link Interface, a patent pending technology which enables multiple GPUs in a PCI Express system. By combining two GeForce 6 GPUs in a single system, consumers can nearly double the performance over a single GeForce 6-based system.
  NVIDIA nForceTM family was awarded top honors as the chipsets of choice for each of the high-end, mid-range and low-end AMD-based motherboards by AnandTech, one of the leading IT sources for hardware analysis and industry news.
  NVIDIA announced the Mobile PCI Express Module, or MXMTM, a common graphics module for PCI Express-based notebook PCs. MXM was jointly designed by NVIDIA and the industry’s leading notebook Original Design Manufacturers (ODM), including Quanta, Wistron, FIC, Uniwill, Clevo, AOpen, Tatung, Arima, Asustek and Mitac.
  NVIDIA launched volume production of its GoForceTM 4000 wireless media processors designed into next generation Motorola and Mitsubishi cell phones. NVIDIA also announced a new design win for its GoForce 2100 with Samsung Electronics’ new SCH-M500 Mobile Intelligent Terminal.
  The NVIDIA Quadro® FX 4000 SDI, the TV and broadcast industry’s first graphics-to-video-out capable solution connected to programmable graphics, captured the NAB Video Systems Hit Pick 2004 Award, a distinction for products that are expected to make significant impacts on its industry.

NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2005 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (706) 679-0543. A live web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations web site http://www.nvidia.com and at http://www.streetevents.com. The web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its third quarter fiscal 2005.

About NVIDIA

NVIDIA Corporation is a market leader in visual computing technology dedicated to creating products that enhance the interactive experience on consumer and professional computing platforms. Its graphics and communications processors have broad market reach and are incorporated into a wide variety of computing platforms, including consumer digital-media PCs, enterprise PCs, professional workstations, digital content creation systems, notebook PCs, military navigation systems and video game consoles. NVIDIA is headquartered in Santa Clara, California and employs more than 2,000 people worldwide. For more information, visit the Company’s Web site at www.nvidia.com <http://www.nvidia.com>.

Certain statements in this press release including, but not limited to, statements as to our efforts to integrate our products into the value desktop, notebook and professional business segments, the benefits, performance and capabilities of GeForce 6 GPUs, and our key design wins are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, manufacturing and other delays relating to our current and new products, difficulties integrating our products into customers’ products, difficulties in the fabrication process and NVIDIA’s dependence on third-party manufacturers, general industry trends including cyclical trends in the PC, handheld and semiconductor industries, manufacturing costs and the pricing of components such as memory, the impact of competitive products and pricing alternatives, changes in industry standards and interfaces, market acceptance of our new products, our dependence on third-party developers and publishers and the impact of litigation and other proceedings and other risks detailed from time to time in NVIDIA’s reports filed with the Securities and Exchange Commission including its Form 10-Q for the quarter ended April 25, 2004 and other filings made from time to time with the SEC. These forward-looking statements speak only as of the date of this release. NVIDIA disclaims any obligation to update these forward-looking statements.

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NVIDIA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 25,	July 27,	July 25,	July 27,
	2004	2003	2004	2003

Revenue	$456,061	$459,774	$927,966	$864,757

Cost of revenue	315,968	329,800	639,037	608,215

Gross profit	140,093	129,974	288,929	256,542

Operating expenses:
Research and development	85,420	65,620	163,170	124,930
Sales, general and administrative	50,874	39,722	98,080	80,632

Total operating expenses	136,294	105,342	261,250	205,562

Operating income	3,799	24,632	27,679	50,980

Interest and other income, net	2,600	2,029	5,407	3,891

Income before income tax expense	6,399	26,661	33,086	54,871

Income tax expense (A)	1,280	2,511	6,618	10,974

Net income	$5,119	$24,150	$26,468	$43,897

Basic net income per share	$0.03	$0.15	$0.16	$0.28

Diluted net income per share	$0.03	$0.14	$0.15	$0.26

Shares used in basic per share computation	166,252	160,077	165,711	159,350

Shares used in diluted per share computation	177,419	174,551	177,999	170,653

(A) The effective income tax rate for the three and six months ended July 25, 2004 was 20%. The effective income tax rate for the three and six months ended July 27, 2003 was 9.4% and 20%, respectively.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 25,	January 25,
	2004	2004
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$613,324	$604,043
Accounts receivable, net	246,396	196,631
Inventories	266,985	234,238
Prepaid and other current assets	16,328	14,539
Deferred income tax asset	3,261	3,261

Total current assets	1,146,294	1,052,712

Property and equipment, net	182,988	190,029
Deposits and other assets	8,277	7,731
Goodwill	108,566	108,909
Intangible assets, net	34,764	39,963

Total assets	$1,480,889	$1,399,344

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$223,201	$185,342
Accrued liabilities	148,797	144,755
Current portion of capital lease obligations	2,038	4,015

Total current liabilities	374,036	334,112

Deferred income tax liability	8,609	8,609
Capital lease obligations, less current portion	-	856
Long-term liabilities	3,082	4,582

Stockholders' equity	1,095,162	1,051,185

Total liabilities and stockholders' equity	$1,480,889	$1,399,344